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                                                                     EXHIBIT 5.1



                                October 24, 1997

Proxima Corporation
9440 Carroll Park Drive
San Diego, CA  92121

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Proxima Corporation, a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about October 24, 1997, in connection with the registration under the Securities
Act of 1933, as amended (the "Act"), of 1,000,000 shares of Proxima Corporation Common Stock (the "Plan Shares") reserved for issuance under options granted or to be granted pursuant to the Proxima Corporation Amended and Restated 1996 Stock Plan, as amended (the "Plan"). As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the proposed sale and issuance of the Plan Shares.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plan and the agreements that accompany the Plan, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments or supplements thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati